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                                                                     Exhibit 3.3

                              CERTIFICATE OF MERGER

                                       OF

                           BIOQUEST ACQUISITION CORP.

                            (A DELAWARE CORPORATION)

                                      INTO

                                  BIOKEYS, INC.

                            (A DELAWARE CORPORATION)

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                     PURSUANT TO SECTION 251 OF THE GENERAL
                    CORPORATION LAW OF THE STATE OF DELAWARE
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         BIOKEYS, INC., a corporation organized and existing under the laws of the State of Delaware, DOES HEREBY CERTIFY THAT:

         FIRST: The constituent corporations to the merger are Biokeys, Inc., a Delaware corporation, and BioQuest Acquisition Corp., a Delaware corporation.

         SECOND: An agreement of merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of Delaware.

         THIRD: The name of the surviving corporation shall be Biokeys, Inc.

         FOURTH: The Certificate of Incorporation of Biokeys, Inc. as the surviving corporation shall be the certificate of incorporation of Biokeys, Inc. prior to the merger, and amended in the following manner:

                  Article II shall be amended to read:

                                   "ARTICLE II
                                REGISTERED OFFICE
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         The address of the registered office of the Corporation in the the
State of Delaware is c/o United Corporate Services, Inc., 15 East North St., in the City of Dover, County of Kent. The name of its registered office at such address is United Corporate Services, Inc."

                  ARTICLE IV shall be amended to read in its entirety as follows:

                                   "ARTICLE IV

                                  CAPITAL STOCK

                  The total number of shares of capital stock which the Corporation shall have the authority to issue is 25,000,000 shares which shall be common stock, par value $0.01 per share ("Common Stock")."

                  ARTICLE VI shall be amended by deleting therefrom Section 4.

         FIFTH: The Merger Agreement is on file at the principal office of Biokeys, Inc. located at 11466 Winding Ridge Drive, San Diego, California and shall be furnished without cost upon request to any stockholder of Biokeys, Inc. or BioQuest Acquisition Corp.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate this 10th day of October, 2000, and affirms that the statements herein and the contents hereof are true under the penalties of perjury.


                                               BIOKEYS, INC.
                                               (a Delaware corporation)


                                               By: /s/ NICHOLAS JON VIRCA
                                                   -----------------------------
                                                   Nicholas Jon Virca,
                                                   President


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